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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 October 5, 2000


                                STOCKERYALE, INC.
             (Exact name of Registrant as specified in its charter)

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

         MASSACHUSETTS                               0-5460                      04-2114473
(State or other jurisdiction                     (Commission File             (I.R.S. Employer
      of incorporation)                               Number)                Identification No.)
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                  32 HAMPSHIRE ROAD, SALEM, NEW HAMPSHIRE 03079
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (603) 893-8778


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Item 5.  OTHER EVENTS.

         On October 5, 2000, StockerYale, Inc. (the "Company") issued a press release announcing the closing of a private placement of 409,132 shares of the Company's common stock, par value $.001 per share (the "Shares"). The Shares were sold at a per share price of $30.00, resulting in net proceeds to the Company of approximately $11.9 million. The press release attached as Exhibit
99.1 is incorporated by reference herein.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS

99.1     Press Release of StockerYale, Inc., dated October 5, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STOCKERYALE, INC.



                                                By: /s/ Gary B. Godin
                                                    ---------------------------
Date: October 20, 2000                              Gary B. Godin
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX

    99.1    Press Release of Stocker & Yale, Inc., dated October 5, 2000.